Exhibit 10.15

Agreement Number: 20240100002

CAI & Lapis Financial Technology Limited

Blockchain Encryption Computing System Service Purchase Agreement

Party A: Shenzhen Cloud Computing PTE LTD

Unified Social Credit Code： 91440300685370871PAddress: 37th Floor, Huaqiang Plaza, Longhua District, Shenzhen City, Guangdong Province

Party B: Lapis Financial Technology Limited

CRCMB No.: 99312 SO

Address: 15th Floor, Unit C, Keng Ou Building, 367-377 Avenida da Praia Grande, Macau

Shenzhen Cloud Computing PTE LTD (hereinafter referred to as “Party A”) is an AI encryption computing technology and big data service company headquartered in Shenzhen, China, providing a wide range of AI encryption computing technology services and algorithm model products to customers globally. Lapis Financial Technology Limited (hereinafter referred to as “Party B”) is an international technology company engaged in the research, development, and application of artificial intelligence and big data technologies, possessing capabilities and products in blockchain technology and distributed encryption computing, providing digital transformation services to financial institution clients to enhance their business capabilities and operational efficiency.

Party A desires Party B to supply blockchain encryption computing system products aimed at the global market. Pursuant to the principles of mutual benefit and reciprocity, and in accordance with the laws and regulations of Mainland China, the parties have entered into the following agreement (hereinafter referred to as “this Agreement”) concerning specific areas of cooperation, service standards, payment models, and other relevant matters:

Article 1: Service Content

1.1	Party B shall provide Party A with a blockchain encryption computing system, and Party A agrees to purchase according to Party B’s standard product specifications. The standard configuration of the blockchain encryption computing system product is detailed in Attachment I.

1.2	Party B promises to deliver the purchased blockchain encryption computing system and related documentation to Party A within 1 month (30 days) from the day following the signing of this Agreement by both parties. Party A promises to organize an acceptance review within 5 working days (5 days) and confirm acceptance through the signing of a written acceptance letter by both parties.

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Agreement Number: 20240100002

Article 2: Payment Timing and Pricing

2.1	The total cost for this blockchain encryption computing system purchase agreement is RMB 600,000 (six hundred thousand RMB). Party A is required to complete the payment within 60 calendar days after the acceptance confirmation by both parties. Any direct taxes related to the transaction shall be borne by Party B.

2.2	Party B confirms the accuracy of the following account information and agrees to use this account or another account designated by Party B later for receiving payments. If there are any changes or updates to the account information, Party B shall promptly notify Party A in writing.

Party B’s account information

Chinese account name: 青釭金融科技有限公司

English account name: Lapis Financial Technology Limited

Payee’s address: 15th Floor, Unit C, Keng Ou Building, 367-377 Avenida da Praia Grande, Macau

RMB account number: 011900XXXXXXXX

Bank Name: ICBC (Macau), S.A.

Bank’s address: 18th Floor, Macau Landmark Square, 555 Friendship Avenue, New Border, Macao

Swift Code: ICBKMOMX

Article 3: Rights and Obligations of Both Parties

1.3	During the cooperation period, both parties must effectively execute the content agreed in this Agreement and must not arbitrarily delay or alter the content agreed in this Agreement.

1.4	Party A must execute this Agreement according to the purchase amounts and key steps agreed in this Agreement and must not arbitrarily change or replace them. If the content agreed in this Agreement cannot be effectively executed, it must be changed after both parties negotiate and confirm in writing.

1.5	During the product delivery period specified in this Agreement, Party A must prepare the necessary server resource environment and other infrastructure for the blockchain encryption computing system within the designated timeframe, and ensuring its normal operation post-acceptance. Any impact or loss resulting from abnormal interruptions in the resource environment, leading to the inability to use the model product normally, shall be borne by Party A.

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Agreement Number: 20240100002

1.6	Except as otherwise provided in this Agreement, Party A shall not, by virtue of entering into this Agreement, acquire any rights, ownership, or interests of any kind or nature to Party B’s intellectual property rights (including but not limited to the blockchain encryption computing system and service documentation purchased in this instance). The blockchain encryption computing system purchased by Party A is solely for the use of Party A and its subsidiaries in which Party A holds more than a 50% stake. Without prior written consent from Party B, Party A shall not engage in any activities for any purpose, including but not limited to:

-	Providing the purchased blockchain encryption computing system or related documents to any third party for use, engaging in reverse engineering, decompiling, or attempting to extract source code or obtain raw data and other data from any part of the blockchain encryption computing system or related content;

-	Creating any blockchain encryption computing system that replicates or duplicates the purchased blockchain encryption computing system.

Article 4: Acceptance Standards and Defect Handling

4.1.	During the acceptance process stipulated in this Agreement for the model product, if Party A finds any defects in the models or services, Party A has the right to require Party B to eliminate or rectify the defects, except for those not attributable to Party B.

4.2.	Party A must carefully review the models or materials provided by Party B. If any issues or ambiguities are found, Party A must promptly provide feedback to Party B and request correction. Party B shall make adjustments and corrections as required by Party A and provide corresponding quality assurance. During the debugging period before product acceptance, Party B must provide timely repair services for any defects and quality issues that arise in the system or services.

Article 5: Liability for Breach of Agreement

5.1.	Except for the circumstances agreed in this Agreement and legal circumstances, neither Party shall cancel this Agreement arbitrarily, otherwise the Defaulting Party shall be liable to the other Party for breach of Agreement at 20% of the total service fee of this Agreement.

5.2.	If Party A fails to make payment to Party B as agreed and Party A delays the payment of the relevant fees for more than 20 days, Party B shall have the right to unilaterally terminate this Agreement, however, Party A still needs to pay the fees payable to Party B.

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Agreement Number: 20240100002

5.3.	If Party B fails to deliver the work results to Party A in accordance with this Agreement, and Party B delays the delivery of the relevant service results for more than 30 days, Party A shall have the right to unilaterally terminate this Agreement.

5.4.	In the course of execution of this Agreement, if either Party violates this Agreement or fails to fulfill its obligations and duties under the terms and conditions of this Agreement, the Non-Defaulting Party may send a written notice to the Defaulting Party requesting the Defaulting Party to rectify the breach immediately, and if the Defaulting Party fails to rectify its breach for more than 30 days, the Non-Defaulting Party shall have the right to terminate this Agreement.

Article 6: Force Majeure

6.1.	For the purpose of the Agreement, force majeure event refers to the event that cannot be overcome, foreseen or avoided.

6.2.	If either Party or both parties to this Agreement encounter a force majeure event as stipulated by law or agreed in this Agreement, the party affected by the force majeure event shall, within 20 days from the date of occurrence of the force majeure event, send the other Party a proof of the occurrence of the force majeure event issued by the relevant notary public or government department in the place where the force majeure event occurred. If both Parties fail to reach a supplementary agreement on the continuation of the performance of this Agreement, or amend or modify this Agreement within 30 days from the date of occurrence of force majeure, either Party shall have the right to give written notice to the other Party to terminate this Agreement, and this Agreement shall be terminated from the date of the notice of termination reached the other Party.

6.3.	Regardless of the occurrence of any force majeure event, it shall not exempt Party A from its obligation and responsibility to pay the service fees payable to Party B under this Agreement.

Article 7: Confidentiality Agreement

7.1.	Unless agreed by the other party, both parties must keep confidential the content of the discussions, signing, and execution of this Agreement, especially enterprise information, commercial secrets, and intellectual property rights.

7.2.	Both parties, in the course of business, learn or hold the other party’s business and technical information and commercial secrets, as well as any materials provided by the other party, and must bear the obligation of confidentiality. If a party breaches the confidentiality clause and causes damage to the other party, the breaching party shall bear the economic and legal responsibility. However, this is not restricted by the requirements of the law and the competent court, government authority, regulatory authority, and the disclosure of relevant information to the relevant regulatory authorities for the purpose of this Agreement and the disclosures agreed upon in writing by both parties.

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Agreement Number: 20240100002

Article 8: Dispute Resolution

8.1.	The formulation, signing, and performance of this Agreement shall be governed by the laws of the People’s Republic of China.

8.2.	In case of any dispute arising from the performance of this Agreement, both parties shall first seek a friendly negotiation solution. If the dispute cannot be resolved through negotiation within 2 months (60 days), both parties agree to submit the dispute to the Shenzhen International Arbitration Court for final resolution. The arbitration award shall be binding on both parties.

8.3.	If any party to this Agreement is declared bankrupt, or enters into bankruptcy, dissolution, or liquidation procedures, or is unable to pay its due debts, the other party may issue a written notice to terminate the Agreement immediately.

Article 9: Miscellaneous

9.1.	Any matter not covered by this Agreement shall be solved by Party A and Party B through negotiation and conclusion of separate supplementary terms. Such supplementary terms and annexes shall constitute a part of this Agreement, and have the same legal effect with the Agreement.

9.2.	The annexes to this Agreement (if any) shall constitute an integral part of this Agreement and have the same legal effect as this Agreement.

9.3.	This Agreement is a cooperation agreement between Party A and Party B, and both parties must abide by and execute it. If any party violates this Agreement or delays the execution of this Agreement, the non-breaching party has the right to demand compensation for economic losses.

9.4.	This Agreement is made in duplicate, with each party holding one copy, and both copies have equal legal effect.

(The below is left blank intentionally)

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Agreement Number: 20240100002

Signature Page of the Blockchain Encryption Computing System Service Purchase Agreement

Party A (Signature & Seal): Shenzhen Cloud Computing PTD LTD

Signature：

Party B (Signature & Seal): Lapis Financial Technology Limited

Signature：

Signing Date: Feb 27, 2024

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